Exhibit 32

                           SECTION 1350 CERTIFICATIONS


The undersigned, the Chief Executive Officer and the Chief Financial Officer of First Southern Bancorp (the "Company"), each certify that, to his knowledge on the date of this certification:


     1. The quarterly report of the Company for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                   /s/ F. Thomas David
                                   -------------------------------------
                                   F.  Thomas  David
                                   Chief  Executive  Officer
August 10, 2005

                                   /s/ Charles Robert Fennell, Jr.
                                   -------------------------------------
                                   Charles  Robert  Fennell,  Jr.
                                   Chief  Financial  Officer
August 10, 2005